UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. NATURAL NUTRIENTS & MINERALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	26-2797630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
375 N. Stephanie St. Bldg. 2 Ste. 211, Henderson, NV 89014

 (Address of Principal Executive Offices) (Zip Code)

U.S. Natural Nutrients & Minerals, Inc.

2010 Employee, Director and Consultant Stock Plan

Investor Relations Agreement with Thomas Yarbray

(Full Title of the Plan)

James Harrison

President

U.S. Natural Nutrients & Minerals, Inc.

375 N. Stephanie St. Bldg. 2 Ste. 211

Henderson, NV 89014

(Name and Address of Agent For Service)

(702) 888-1450, Ext. 281

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share under the 2010 U.S. Natural Nutrients & Minerals Employee, Director and Consultant Stock Plan	890,000	$1.00	$890,000	$63.46
Common Stock, $0.001 par value per share under the Investor Relations Agreement with Thomas Yarbray	250,000	$1.00	$250,000	$17.82
Total	1,140,000	$1.00	$1,140,000	$81.28

(1)

This Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the U.S. Natural Nutrients & Minerals, Inc. 2010 Employee, Director and Consultant Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.

(2)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation based upon the most recent sale price for Registrant’s common stock in a private sale transaction.

TABLE OF CONTENTS

INTRODUCTION

PART I

INFORMATION REQUIRED IN A SECTION 10(a) PROSPECTUS

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Item 3.

Incorporation of Documents by Reference

Item 4.

Description of Securities

Item 5.

Interests of Named Experts and Counsel

Item 6.

Indemnification of Directors and Officers

Item 7.

Exemption from Registration Claimed

Item 8.

Exhibits

Item 9.

Undertakings

SIGNATURES

EXHIBIT INDEX

EXHIBIT 3.2

EXHIBIT 5.1

EXHIBIT 10.1

EXHIBIT 23.1

EXHIBIT 99.1

INTRODUCTION

This Registration Statement on Form S-8 is filed by U.S. Natural Nutrients & Minerals, Inc. (referred to herein as the “Registrant” or the “Company”) relating to 1,140,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), issuable to eligible employees, directors, consultants and advisors under (i) the 2010 U.S. Natural Nutrients & Minerals, Inc. Employee, Director and Consultant Stock Plan and (ii) a Stock Grant Pursuant to a Consulting Agreement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant is not filing with or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

U.S. Natural Nutrients & Minerals, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Registration Statement on Form S-1 which was declared effective by the Commission on April 10, 2009;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period covered by the Registrant’s Registration Statement on Form S-1 referred to in (a) above; and

I

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (No. 333-154912) filed with the Commission on October 31, 2008, together with all Amendments thereto filed with the Commission, and including any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 317 of the California Corporations Code authorizes a court to award or a corporation’s Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant’s Restated Articles of Incorporation, as amended, and

Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers, and maintains directors’ and officers’ liability insurance under which its directors and officers are insured against loss (as defined in the policy) as a result of certain claims brought against them in such capacities.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference			Filing Date	Filed Herewith
		Form	File No.	Exhibit

3.1	Articles of Incorporation of U.S. Natural Nutrients & Minerals, Inc. (fka America’s Driving Ranges, Inc.)	S-1	333-154912	3.1	October 31, 2008

3.2	Amendment to Articles of Incorporation dated October 26, 2009.					X

3.3	Bylaws of U.S. Natural Nutrients & Minerals, Inc., as currently in effect.	S-1	333-154912	3.2	October 31, 2008

5.1	Opinion and Consent of Law Offices of Robert L. B. Diener					X

10.1	Investor Relations Agreement dated as of December 31, 2009 by and between the Company and Thomas Yarbray					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Law Offices of Robert L. B. Diener (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-4 of this Registration Statement).					X

99.1	U. S. Natural Nutrients & Minerals, Inc. 2010 Employee, Director and Consultant Stock Plan					X

II-2

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement – notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on February 19, 2010.

U.S. Natural Nutrients & Minerals, Inc.

By:	/s/ James Harrison
James Harrison
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of U.S. Natural Nutrients & Minerals, Inc., a Nevada corporation, do hereby constitute and appoint James Harrison, President, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts. This Power of Attorney is not granted by any individual who executes this document in the State of New York, and no existing powers of attorney are revoked hereby.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Harrison James Harrison	President, Director (Principal Executive Officer)	February 18, 2010

/s/ Dennis Cullison Dennis Cullison	Treasurer, Director (Principal Financial Officer)	February 18, 2010

/s/ Paul Hait Paul Hait	Secretary, Director	February 18, 2010

/s/ Jay Michael Lofthouse Jay Michael Lofthouse	Director	February 18, 2010

/s/ Gary Ketelson Gary Ketelson	Director	February 18, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference			Filing Date	Filed Herewith
		Form	File No.	Exhibit

3.1	Articles of Incorporation of U.S. Natural Nutrients & Minerals, Inc. (fka America’s Driving Ranges, Inc.)	S-1	333-154912	3.1	October 31, 2008

3.2	Amendment to Articles of Incorporation dated October 26, 2009.					X

3.3	Bylaws of U.S. Natural Nutrients & Minerals, Inc., as currently in effect.	S-1	333-154912	3.2	October 31, 2008

5.1	Opinion and Consent of Law Offices of Robert L. B. Diener					X

10.1	Investor Relations Agreement dated as of December 31, 2009 by and between the Company and Thomas Yarbray					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Law Offices of Robert L. B. Diener (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-4 of this Registration Statement).					X

99.1	U. S. Natural Nutrients & Minerals, Inc. 2010 Employee, Director and Consultant Stock Plan					X